UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  January 17, 2007 (January 12, 2007)

SENECA GAMING CORPORATION

(Exact Name of Registrant as Specified in Charter)

Not Applicable	333-117633	54-2122988
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 Fourth Street
Niagara Falls, NY (Seneca Nation Territory)		14303
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (716) 299-1100

Not Applicable

(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.      Other Events.

As previously disclosed by Seneca Gaming Corporation (“SGC”) in its most recent Annual Report on Form 10-K (filed with the Commission on December 18, 2006), as of December 15, 2006, the parties to the suit captioned Citizens Against Casino Gambling v. Norton (1:06-cv-00001-WMS (WDNY)) were awaiting the decision of the U.S. District Court for the Western District of New York on several dispositive motions, including the defendant’s motion to dismiss for lack of jurisdiction, the motion to dismiss of the Seneca Nation of Indians (the “Nation”) (as amicus curiae) based upon failure to join the Nation as a necessary party and sovereign immunity, and on the plaintiff’s motion for summary judgment.

On January 12, 2007, the District Court granted the defendant’s motion to dismiss for lack of subject matter jurisdiction, denied the Nation’s motion to dismiss (holding, in part, that the Nation was not a necessary party because the U.S. government’s interests were aligned with those of the Nation and that the U.S. government (through the U.S. Department of Justice) was vigorously defending the case), and denied, as moot, the plaintiff’s motion for summary judgment.  In reaching its decision to dismiss on the basis of a lack of subject matter jurisdiction, the Court determined that, notwithstanding the U.S. Department of Interior’s prior determination that the land in the City of Buffalo, New York, upon which the Seneca Buffalo Creek Casino is to be located (“Buffalo Creek Territory”) constitutes “Indian Lands” within the meaning of the Indian Gaming Regulatory Act (IGRA), the National Indian Gaming Commission (NIGC) must make its own “Indian Lands” determination, and further ordered that the Nation’s 2002 gaming ordinance (which had been approved by the NIGC) be vacated insofar as it permits Class III gaming on the Nation’s Buffalo Creek Territory (the Court specifically limited its holding to the Nation’s Buffalo Creek Territory).

Although the Court permitted the Nation to file a brief as amicus curiae, the Nation is not a party to this action, and as such, neither it nor SGC has the ability to direct or control any aspect of the litigation, including any appeals from the Court’s January 12, 2007 decision or the NIGC’s “Indian Lands” determination referenced above.

SGC has previously disclosed that it intends to open the approximate 6,000 square foot temporary Seneca Buffalo Creek Casino in May 2007 and to thereafter commence construction of a permanent facility on the Buffalo Creek Territory.  SGC intends to continue with construction of the temporary facility during the pendency of the NIGC “Indian Lands” determination and any appeals from the Court’s January 12, 2007 decision, but SGC may be delayed in the opening of the temporary Seneca Buffalo Creek Casino by May 2007, or unable to conduct Class III gaming on the Buffalo Creek Territory, based upon the status and outcome of the NIGC “Indian Lands” determination referenced above, and any appeals to the Court’s January 12, 2007 decision.

The Seneca Nation of Indians issued a press release on January 12, 2007 responding to the Court’s decision and orders.  A copy of the press release is attached to this Current Report as Exhibit 99.1.

Item 9.01.      Financial Statements and Exhibits.

(d)                                 Exhibits

99.1         Press release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SENECA GAMING CORPORATION
(Registrant)

Date: January 17, 2006		/s/ Barry W. Brandon
	Name:	Barry W. Brandon
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.
*99.1	Press release

*                    Filed herewith